REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of January 18, 2001, by and between Tower Semiconductor Ltd., an Israeli corporation (the "Company" or "T"), SanDisk Corporation, a Delaware corporation ("S"), Alliance Semiconductor Corp. a Delaware corporation ("Alliance"), Macronix International Co., Ltd., a Taiwanese corporation (together with its affiliates referred to as "Macronix"), QuickLogic Corporation, a Delaware corporation ("QuickLogic") and The Israel Corporation Ltd., an Israeli corporation ("TIC").

     WHEREAS, the Company and S entered into a Share Purchase Agreement dated as of July 4, 2000 (the "SPA") and an Additional Purchase Obligation Agreement dated as of July 4, 2000 (the "Additional Purchase Obligation Agreement");

     WHEREAS, the Company and Alliance entered into a Share Purchase Agreement dated as of August 29, 2000 (the "Alliance SPA"), which includes certain provisions of the Additional Purchase Obligation Agreement (the "Alliance Additional Purchase Obligation Agreement");

     WHEREAS, the Company and Macronix entered into a Share Purchase Agreement dated as of December 12, 2000 (the "Macronix SPA"), which includes certain provisions of the Additional Purchase Obligation Agreement (the "Macronix Additional Purchase Obligation Agreement");

     WHEREAS, the Company and QuickLogic entered into a Share Purchase Agreement dated as of December 12, 2000 (the "QuickLogic SPA"), which includes certain provisions of the Additional Purchase Obligation Agreement (the "QuickLogic Additional Purchase Obligation Agreement");

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the SPA, the Alliance SPA, the Macronix SPA and the QuickLogic SPA that the parties hereto execute and deliver this Agreement;

     NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

1.   DEFINITIONS
1.
2.   For purposes of this Agreement:
3.
4.   1.1   The term "Holder" shall mean a member of the
           Purchaser Group and/or TIC, as the case may be.
5.
6. 1.2 The term "Ordinary Shares" means the ordinary shares, par value NIS1.00 each of the Company (as may be adjusted for any stock split, stock combination, reclassification or any other recapitalization event).
7.
8.   1.3   The term "Closing" means Closing as such term is
           defined in the SPA.
9.
10.        1.4  The  term  "Purchaser   Group"  means  S,  Alliance,   Macronix,
           QuickLogic and any additional parties that enter into share purchase agreements with T prior to the Closing and that close simultaneously with the SPA or any successors thereto or permitted assignees thereof.
11.
12. 1.5 The term "Registrable Securities" means the Purchaser Group Registrable Securities and/or the TIC Registrable Securities, as the case may be, and any securities issued as a dividend on or other distribution with respect to, or in exchange for or replacement of such secutities.
13.
14.  1.6   The term "Purchaser Group Registrable
           Securities" means the Ordinary Shares (a)
           purchased at the Closing under the SPA by S, (b)
           purchased at the closing under the Alliance SPA
           by Alliance, (c) purchased at the closing under
           the Macronix SPA by Macronix, (d) purchased at
           the closing under the QuickLogic SPA by
           QuickLogic, (e) purchased by any additional
           members of the Purchaser Group at the closing of
           any additional share purchase agreements with T
           that close simultaneously with the Closing of
           the SPA, (f) purchased by S pursuant to the
           Additional Purchase Obligation Agreement, (g)
           purchased by Alliance pursuant to the Alliance
           Additional Purchase Obligation Agreement, (h)
           purchased by Macronix pursuant to the Macronix
           Additional Purchase Obligation Agreement, (i)
           purchased by QuickLogic pursuant to the
           QuickLogic Additional Purchase Obligation
           Agreement, (j) purchased by any additional
           members of the Purchaser Group pursuant to an
           additional purchase obligation agreement entered
           into, prior to the Closing of the SPA, between T
           and such additional members of the Purchaser
           Group, (k) otherwise issued by the Company to S
           pursuant to the terms of the SPA or the
           Additional Purchase Obligation Agreement, (l)
           otherwise issued by the Company to Alliance
           pursuant to the terms of the Alliance SPA or the
           Alliance Additional Purchase Obligation
           Agreement, (m) otherwise issued by the Company
           to Macronix pursuant to the terms of the
           Macronix SPA or the Macronix Additional Purchase
           Obligation Agreement, (n) otherwise issued by
           the Company to QuickLogic pursuant to the terms
           of the QuickLogic SPA or the QuickLogic
           Additional Purchase Obligation Agreement, and
           (o) otherwise issued by the Company to any
           additional member of the Purchaser Group
           pursuant to the terms of any additional share
           purchase agreements with T that close
           simultaneously with the Closing or any
           additional purchase obligation agreement entered
           into, prior to the Closing of the SPA, between T
           and such additional members of the Purchaser
           Group. As to any particular Registrable
           Securities, such shares shall cease to be
           Registrable Securities for purposes of this
           Agreement when (i) a registration statement with
           respect to the sale of such shares shall have
           become effective under the Securities Act and
           such shares shall have been disposed of under
           such registration statement, (ii) such shares
           shall have been otherwise transferred or
           disposed of, and new certificates therefor not
           bearing a legend restricting further transfer
           shall have been delivered by the Company, and
           subsequent transfer or disposition of them shall
           not require their registration or qualification
           under the Securities Act or any similar state
           law then in force or (iii) such shares shall
           have ceased to be outstanding.
15.
16.  1.7   The terms "register," "registered" and
           "registration" refer to a registration effected
           by preparing and filing a registration statement
           or similar document in compliance with the
           Securities Act, and the declaration or ordering
           by the SEC of effectiveness of such registration
           statement or document, or the equivalent under
           the laws of another jurisdiction.
17.
18.  1.8   The term "Securities Act" means the United
           States Securities Act of 1933, as amended.
19.
20.  1.9   The term "SEC" means the United States
           Securities and Exchange Commission.
21.
22.  1.10  The term "TIC" means The Israel Corporation Ltd.
23.
24. 1.11 The term "TIC Registrable Securities" means the Ordinary Shares held by TIC as of the date of the Closing. As to any particular TIC Registrable Securities, such shares shall cease to be TIC Registrable Securities for purposes of this Agreement when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of under such registration statement, (ii) such shares shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, (iii) such shares shall have ceased to be outstanding, or (iv) such shares have been sold pursuant to Rule 144 or Rule 144A under the Securities Act.
           .
25.
26. 1.12 The term "Additional Purchase Obligation" means each of the additional obligations to purchase Ordinary Shares of the Company issued to S pursuant to the Additional Purchase Obligation Agreement, the additional obligations to purchase Ordinary Shares of the Company issued to Alliance pursuant to the Alliance Additional Purchase Obligation Agreement, the additional obligations to purchase Ordinary Shares of the Company issued to Macronix pursuant to the Macronix Additional Purchase Obligation Agreement, the additional obligations to purchase Ordinary Shares of the Company issued to QuickLogic pursuant to the QuickLogic Additional Purchase Obligation Agreement or any similar additional obligations to purchase Ordinary Shares of the Company issued to any additional members of the Purchaser Group pursuant to an additional purchase obligation agreement entered into, prior to the Closing of the SPA, between T and such additional member of the Purchaser Group.

2.    DEMAND REGISTRATION

      2.1 At any time following the third anniversary of the Closing (the "Demand Period"), TIC and each of S, Alliance and Macronix, may request in writing that all or part of their Registrable Securities be registered under the Securities Act and/or listed so as to be eligible for public trading on any securities exchange on which the Ordinary Shares are otherwise traded (a "Demand"); provided, however, the initiation of such a Demand may not be made by a Holder that holds under 1,500,000 Ordinary Shares. In addition, at any time during the Demand Period, members of the Purchaser Group holding a majority of the Purchaser Group Registrable Securities may jointly initiate an additional Demand. Notwithstanding the foregoing, in the event that, pursuant to Section 5.3 of the Additional Purchase Obligation Agreement, a member of the Purchaser Group that holds at least 800,000 Ordinary Shares does not exercise any of its Additional Purchase Obligations, the right of such member of the Purchaser Group to initiate a Demand shall be accelerated to the tenth day after the date upon which the event giving rise to the right of such member of the Purchaser Group not to exercise the Additional Purchase Obligation occurs. Upon receipt of a Demand of a member or members of the Purchaser Group, the Company will promptly give written notice of such Demand to TIC and to all other members of the Purchaser Group and the Company shall effect the registration of all Registrable
           Securities for which registration has been requested including Registrable Securities which the Company has been requested to register by TIC or members of the Purchaser Group by written request given to the Company within 30 days after the giving of such written notice by the Company. The Company shall use its best efforts to have a Demand become effective by the 60th day after a member of the
           Purchaser  Group  makes  such  Demand  and,  shall  keep such  Demand effective until the distribution of such Registrable Securities registered pursuant thereto is complete, if underwritten, or, otherwise, for 180 days. Upon receipt of a Demand of TIC, the Company will promptly give written notice of such Demand to all members of the Purchaser Group and the Company shall effect the registration of all Registrable Securities for which registration has been requested including Registrable Securities which the Company has been requested to register by members of the Purchaser Group by written request given to the Company within 30 days after the giving of such written notice by the Company. The Company shall use its best efforts to have a Demand become effective by the 60th day after TIC makes such Demand and, shall keep such Demand effective until the distribution of such Registrable Securities registered pursuant thereto is complete, if underwritten, or, otherwise, for 180 days.

      2.2 In the event of a Demand by a member or members of the Purchaser Group in which the registration of Registrable Securities is underwritten and the managing underwriter of the offering advises the members of the Purchaser Group and TIC in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares which the Company may wish to register for its own account or for the account of other shareholders of the Company, and then shares held by TIC, and then shares held by the members of the Purchaser Group on a pro rata basis to the number of shares that each member of the Purchaser Group included in the Demand. In the event of a Demand by TIC in which the registration of the Registrable
           Securities is underwritten and the managing underwriter of the offering advises TIC and the members of the Purchaser Group in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares which the Company may wish to register for its own account or for the account of other shareholders of the Company, and then shares held by the members of the Purchaser Group on a pro rata basis to the number of shares that each member of the Purchaser Group included in the Demand, and then shares held by TIC. In the event that, following a receipt of a request by the members of the Purchaser Group and/or TIC, as the case may be, as detailed above, the managing underwriter advises the Company that due to marketing factors the shares requested to be registered for trading could not be sold, and accordingly the Company does not effect a registration statement, then such request by the members of the Purchaser Group and/or TIC, as the case may be, shall not be considered a Demand under this Section 2.

      2.3 Any registration proceeding begun pursuant to Section 2.1 that is subsequently withdrawn at the request of the members of the Purchaser Group that initiated such registration proceeding and/or TIC, as the case may be, shall count toward the quota of registration statements which the members of the Purchaser Group and/or TIC, as the case may be, have the right to Demand pursuant to Section 2.1; provided, however, that such withdrawn registration shall not be so counted as a Demand if such withdrawal is based upon (a) material adverse information relating to the Company or its condition, business or prospects which is different from that generally known to the member(s) of the Purchaser Group that were to participate in such registration proceeding, in the event of a Demand by a member or members of the Purchaser Group and/or TIC, in the event of a Demand by TIC, as the case may be, at the time of its request or (b) general securities market conditions which are different from that generally known to the member(s) of the Purchaser Group that were to participate in such registration proceeding, in the event of a Demand by a member or members of the Purchaser Group and/or TIC, in the event of a Demand by TIC, as the case may be, at the time of its request, provided, in connection with this clause (b), that the member(s) of the Purchaser Group that were to participate in such registration proceeding, in the event of a Demand by a member or members of the Purchaser Group and/or TIC, in the event of a Demand by TIC, as the case may be, reimburse the Company for its expenses incurred in connection with effecting such withdrawn registration.

      2.4 The Company may not cause any other registration of securities for sale for its own account (other than a registration of securities to be offered to employees, directors or consultants pursuant to a benefit plan on Form S-8 or a registration in connection with a merger, an exchange offer or any acquisition) to be initiated after a registration requested pursuant to Section 2.1 and to become effective less than 180 days after the effective date of the registration requested pursuant to Section 2.1.

      2.5 Notwithstanding the other provisions of this Section 2, in the event that at any time during the Demand Period the Company shall receive from a Holder, or a group of Holders, a written request that the Company effect a registration on Form F-3 (or any equivalent or successor form) with respect to Registrable Securities (the "F-3") where the aggregate net proceeds from the sale of such Registrable Securities equals at least three million United States Dollars (US$3,000,000), the Company will within twenty (20) days after receipt of any such request, file such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, and use its best efforts to have such registration on Form F-3 effective by the 60th day after the Holder, or group of Holders, make such request and keep such registration on Form F-3 effective until the distribution is complete, if underwritten, or, otherwise, for 270 days; PROVIDED, HOWEVER, that the Company shall not be obligated to file any such registration, qualification or compliance, pursuant to this Section 2.5 if the Company has, within the 180 day period preceding the date of such request, already effected one (1) registration for a requesting Holder pursuant to this Section 2.5. The Company undertakes that it will use its best efforts to continue to comply with all necessary filings and other requirements so as to maintain its qualification to use Form F-3.

      2.6 The Company shall not be required to effect more than three (3) registrations initiated by TIC under Section 2.1. The Company shall not be required to effect more than one (1) registration initiated by each of S, Alliance and Macronix under Section 2.1 and one (1) additional registration jointly initiated by members of the Purchaser Group holding a majority of the Purchaser Group Registrable Securities under Section 2.1. Concurrent registrations in respect of multiple exchanges shall be construed as a single registration for the purposes of this Section 2.6.

      2.7 The Company shall have the right to defer filing a registration statement (a "Registration Deferral") under the Securities Act pursuant to this Section 2 not more than once in any 12-month period if (i) the Board of Directors of the Company shall determine that it would be seriously detrimental to the Company to file such registration statement at the date the filing would otherwise be required under this Agreement, or (ii) the Board of Directors of the Company determines in good faith that (A) the Company is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of the Company or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm the Company.

      2.8 A Registration Deferral shall end by the date that is 90 days from the date of such determination by the Company (the "90th Day"), or, in the case described in Section 2.7(ii) above, the earlier of the 90th Day and the date such material information is disclosed to the public or ceases to be material, such transaction is completed or abandoned or such litigation is settled or finally determined. In the event a Registration Deferral is instituted, the members of the Purchaser Group and/or TIC, as the case may be, shall be entitled to withdraw such request. If such request is withdrawn, such registration shall not count as one of the permitted registrations under this Section 2. The Company shall promptly notify the members of the Purchaser Group and/or TIC of the expiration or earlier termination of any Registration Deferral.

3.    INCIDENTAL REGISTRATION

      3.1 If the Company at any time proposes to register (other than a registration of securities to be offered to employees, directors or consultants pursuant to a benefit plan on Form S-8 or a registration in connection with a merger, an exchange offer or any acquisition) any of its securities, it shall give notice to each Holder of such intention at least thirty (30) days prior to filing such registration statement. Upon the written request of any Holder within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered.

      3.2 Notwithstanding any other provision of this Section 3, in the event that the Company is undertaking a registration of its securities other than pursuant to a Demand under Section 2 of this Agreement and the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, first shares held by any shareholders other than the Holders, then shares held by the Holders pro rata to their respective shareholdings in the Company, provided that in the event that a Holder does not wish to include the full pro rata amount of shares it could include in the relevant registration, then the remaining Holders shall have the right to include in such registration an amount of shares equal to their pro rata portion plus the amount of the other Holder's pro rata portion that such Holder has chosen not to include; and then shares which the Company may wish to register for its own account.

4.    OBLIGATIONS OF THE COMPANY
1.
2. Whenever required under this Agreement to file a registration statement with respect to the Registrable Securities, the Company shall:
3.
4. 4.1 Prepare and file with the SEC (or other relevant body) a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.
5.
6.   4.2   Promptly prepare and file with the SEC (or other
           relevant body) such amendments and supplements
           to such registration statement and the
           prospectus used in connection with such
           registration statement as may be necessary to
           comply with the provisions of the Securities Act
           (or other relevant legislation) with respect to
           the disposition of all securities covered by
           such registration statement.
7.
8.   4.3   Furnish to the Holders such number of copies of
           a prospectus, including a preliminary
           prospectus, in conformity with the requirements
           of the Securities Act (or other relevant
           legislation), and such other documents as it may
           reasonably request in order to facilitate the
           disposition of Registrable Securities owned by
           it.
9.
10.  4.4   Register and qualify the securities covered by
           such registration statement under such other
           securities or blue sky laws of such
           jurisdictions as shall be reasonably requested
           by the Holders, provided, however, that the
           Company shall not be required to qualify to do
           business as a foreign corporation or to file any
           general consent to service of process in any
           jurisdiction in which it has not already so
           qualified or filed.
11.
12.  4.5   In the event of any underwritten public
           offering, enter into and perform its obligations
           under an underwriting agreement with usual and
           customary terms that are generally satisfactory
           to the managing underwriter of such offer. The
           Holders shall also enter into and perform their
           obligations under such an agreement (the terms
           of which must be satisfactory to each Holder if
           such Holder is to participate in such
           offering).
13.
14.  4.6   Notify the Holders at any time when a prospectus
           relating to a registration statement filed
           pursuant hereto is required to be delivered
           under the Securities Act or the happening of any
           event as a result of which the prospectus
           included in such registration statement, as then
           in effect, includes an untrue statement of a
           material fact or omits to state a material fact
           required to be stated therein or necessary to
           make the statements therein not misleading in
           the light of the circumstances then existing, in
           which event the Holders shall forthwith
           discontinue disposition of its Registrable
           Securities pursuant to such prospectus until it
           is advised in writing by the Company that the
           use of such prospectus may be resumed or until
           such holder receives copies of any supplement or
           amendment to such prospectus.
15.
16.  4.7   Cause all Registrable Securities registered
           pursuant thereunder to be listed on each
           securities exchange on which similar securities
           issued by the Company are then listed.
17.
18. 4.8 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.
19.
20.  4.9   Afford the Holders and their representatives the
           opportunity to make such examination of the
           business affairs of the Company and its
           subsidiaries as the Holders may reasonably deem
           necessary to satisfy itself as to the accuracy
           of the registration statement (subject to a
           reasonable confidentiality undertaking on the
           part of the Holders and their representatives).
21.
22. 4.10 Furnish, at the request of the Holders in connection with the registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders.
23.
24.  5.    INFORMATION
25.
26. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each Holder shall furnish
      to  the  Company  such  information   regarding  itself,  the  Registrable
      Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
27.
28.  6.    EXPENSES OF REGISTRATION
29.
30. All expenses incurred by the Company in connection with any registration pursuant to this Agreement (other than underwriter's commissions and fees) including without limitation all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Holders, shall be borne by the Company.
31.
32.  7.    INDEMNIFICATION
33.
34.  In the event any Ordinary Shares are included in a
      registration statement in accordance herewith:
35.
36.  7.1   To the extent permitted by law, the Company will
           indemnify and hold harmless the Holders, the
           officers and directors of any Holder, any
           underwriter (as defined in the Securities Act)
           for any Holder and each person, if any, who
           controls any Holder or underwriter within the
           meaning of the Securities Act or the 1934 Act
           against any losses, claims, damages, or
           liabilities to which they may become subject
           under the Securities Act, the Securities
           Exchange Act or other United States federal or
           state law or the securities laws of the State of
           Israel, insofar as such losses, claims, damages,
           or liabilities (or actions in respect thereof)
           arise out of or are based upon any of the
           following statements, omissions or violations
           (collectively a "Violation"): (i) any untrue
           statement of a material fact contained in such
           registration statement, including any
           preliminary prospectus or final prospectus
           contained therein or any amendments or
           supplements thereto; (ii) the omission to state
           therein a material fact required to be stated
           therein, or necessary to make the statements
           therein not misleading in light of the
           circumstances under which they were made, or
           (iii) any violation by the Company of the
           Securities Act, the Securities Exchange Act, any
           state securities law or any rule or regulation
           promulgated under the Securities Act, the
           Securities Exchange Act or any state securities
           law, or any of the securities laws of the State
           of Israel or any rule or regulation thereunder;
           and the Company will reimburse each such Holder,
           officer or director, underwriter or controlling
           person for any legal or other expenses
           reasonably incurred by them in connection with
           investigating or defending any such loss, claim,
           damage, liability, or action; provided, however,
           that the indemnity agreement contained in this
           Section 7, shall not apply to amounts paid in
           settlement of any such loss, claim, damage,
           liability, or action if such settlement is
           effected without the consent of the Company
           (which consent shall not be unreasonably
           withheld), nor shall the Company be liable to a
           Holder, underwriter or controlling person in any
           such case for any such loss, claim, damage,
           liability, or action to the extent that it
           arises out of or is based upon a Violation which
           occurs in reliance upon and in conformity with
           written information furnished to the Company
           expressly for use in connection with such
           registration by a Holder, underwriter or
           controlling person. Such indemnity shall remain
           in full force and effect regardless of any
           investigation made by or on behalf of a Holder,
           the underwriter or any controlling person of a
           Holder or the underwriter, and regardless of any
           sale in connection with such offering by a
           Holder.
37.
38.  7.2   To the extent permitted by law, each Holder will
           indemnify and hold harmless the Company, each of
           its directors, each of its officers who have
           signed the registration statement, each person,
           if any, who controls the Company within the
           meaning of the Securities Act, any underwriter
           (within the meaning of the Securities Act) for
           the Company, any person who controls such
           underwriter, and any other parties selling
           securities in such registration statement or any
           directors or officers or any persons controlling
           such parties, against any losses, claims,
           damages, or liabilities to which the Company or
           any such director, officer, controlling person,
           or underwriter or controlling person may become
           subject under the Securities Act, the Securities
           Exchange Act or other United States federal or
           state law, or any of the securities laws of the
           State of Israel, insofar as such losses, claims,
           damages, liabilities (or actions in respect
           hereto) arise out of or are based upon any
           Violation, in each case to the extent (and only
           to the extent) that such Violation occurs in
           reliance upon and in conformity with written
           information furnished to the Company by such
           Holder expressly for use in connection with such
           registration statement; and such Holder will
           reimburse any legal or other expenses reasonably
           incurred by the Company or any such director,
           officer, controlling person, underwriter or
           controlling person, in connection with
           investigating or defending any such loss, claim,
           damage, liability or action attributable to such
           Violation or alleged Violation; provided,
           however, that the indemnity agreement contained
           in this Section 7 shall not apply to amounts
           paid in settlement of any such loss, claim,
           damage, liability or action if such settlement
           is effected without the consent of such Holder,
           which consent shall not be unreasonably
           withheld. In no event shall the liability of a
           Holder hereunder exceed the net proceeds from
           the offering received by such Holder.
39.
40.  7.3   Promptly after receipt by an indemnified party
           under this Section 7.3 of notice of the
           commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
           Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.
           The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnifying party under this Section 7, but the omission to so notify the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 7.
41.
42.

8.   CONTRIBUTION
43.
44. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses
      (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations; provided that in no event shall any amount paid or due by a Holder pursuant to Sections 7 and 8 hereunder exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
45.
46.  9.    DESIGNATION OF UNDERWRITER
47.
48.  9.1   In the case of any registration effected
           pursuant to Section 2.1, should the offering be
           underwritten, the Company and the relevant
           member of the Purchaser Group and/or TIC, as the
           case may be, shall confer as to the selection of
           a managing underwriter. Should they fail to
           reach agreement, the selection shall be made by
           the relevant member of the Purchaser Group
           and/or TIC, as the case may be.
49.
50.  9.2   In the case of any registration initiated by the
           Company, the Company shall have the right to
           designate the managing underwriter in any
           underwritten offering.
51.
52.  10.   RULE 144 REPORTING
53.
54. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
55.
56.  10.1  make and keep public information regarding the
           Company available as those terms are understood and defined in Rule 144 under the Securities
           Act, at all times;
57.
58. 10.2 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to such reporting requirements;
59.
60. 10.3 so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.
61.
62.

11.  ASSIGNMENT OF REGISTRATION RIGHTS
63.
64. A Holder may assign its rights and obligations under this Agreement to any person or entity provided that such assignment may be made only in connection with sale of at least 300,000 Ordinary Shares by a Holder to a person or an entity and that the assignment relates only to those shares transferred to such person or entity, and further provided that such assignee agrees to be bound by the terms of this Agreement.
65.
66.  12.   AMENDMENTS, WAIVERS, ETC.
67.
68. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and a Holder, if the amendment is to be effective against such Holder.
69.
70.  13.   MARKET STAND-OFF AGREEMENT.
71.
72. Holders of Registrable Securities, if requested by the Company and the underwriters of the Company's securities, shall enter into an agreement (the "Market Stand-off Agreement") not to sell, sell any option, or otherwise transfer or dispose of any Ordinary Shares or other securities of the Company held by such holders during the 90-day period (or such shorter period as is required by the underwriters) following the effective date of a registration statement of the Company filed under the Securities Act, provided that such restrictions shall not apply to Ordinary Shares or other securities of the Company that are included in such registration statement, and shall apply only to the first firmly underwritten registered equity offering of the Company's securities occurring after the third anniversary of the date of the this Agreement and no such holder shall be obligated to enter into a Market Stand-off Agreement if any officer, director or holder of 5% or more of the outstanding Ordinary Shares of the Company is not subject to a Market Stand-off Agreement with substantially similar terms. The underwriters in connection with such registration statement are intended third party beneficiaries of this provision.
73.
74. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by each Holder (and the securities of every other person subject to the foregoing restriction) until the end of such period.
75.
76.  14.   COUNTERPART
77.
78.  This Agreement may be executed in one or more
      counterparts, all of which shall be considered one
      and the same agreement. Each party need not sign the
      same counterpart.
79.
80.  15.   ENTIRE AGREEMENT
81.
82. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Registration Rights Agreement, dated February 28, 1993, by and among the Company, National Semiconductor (IC) Ltd., and Tower Semiconductor Holdings (1993) Ltd.
83.
84.  16.   GOVERNING LAW AND JURISDICTION
85.
86. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties solely in the courts of the State of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
87.
88.  17.   ADDITIONAL PARTIES
89.
90. The parties hereto agree that by the execution of a joinder to this Agreement, any additional parties that enter into share purchase agreements with T prior to the Closing of the SPA and that close simultaneously with the SPA may become parties to this Agreement and shall be members of the Purchaser Group.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on its behalf by its officers thereunto duly authorized as of the date first written above.


                             Tower Semiconductor Ltd.

                             By:  /s/ Yoav Nissan-Cohen
                                  ----------------------
                             Name: Yoav Nissan-Cohen
                             Title: Co-CEO


                             SanDisk Corporation

                             By:  /s/ Eli Harari
                                  ----------------------
                             Name: Eli Harari
                             Title: CEO

                             The Israel Corporation Ltd.

                             By:  /s/ Yossi Rose
                                  ----------------------
                             Name: Yossi Rose
                             Title: President and CEO

                             Alliance Semiconductor Corp.

                             By:  /s/ N. Damodar Reddy
                                  ----------------------
                             Name: N. Damodar Reddy
                             Title: President and CEO

                             Macronix International Co.,
                             Ltd., on behalf of itself and
                             its affiliates

                             By:  /s/ Miin Wu
                                  ----------------------
                             Name: Miin Wu
                             Title: President

                             QuickLogic Corp.

                             By:  /s/ E. Thomas Hart
                                  ----------------------
                             Name: E. Thomas Hart
                             Title: President and CEO